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                                                                     EXHIBIT 5.1



             [FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LETTERHEAD]



                                                                    212-859-8167


                                                               Schwero@ffhsj.com


                                                             (FAX: 212-859-8587)



August 11, 2000



Media Metrix, Inc.


250 Park Avenue South


New York, New York 10012



Ladies and Gentlemen:



     We have acted as special counsel for Media Metrix, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-4, Registration No. 333-42316 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to the issuance by the Company of shares of the Company's common stock, par value $.01 per share ("Media Metrix Common Stock"), in connection with the merger (the "Merger") of MMX Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub") with and into Jupiter Communications, Inc., a Delaware corporation ("Jupiter"), pursuant to the Agreement and Plan of Merger, dated as of June 26, 2000 (the "Merger Agreement"), among the Company, Merger Sub and Jupiter, as amended. In the Merger, each Jupiter stockholder will be entitled to receive, for each share of common stock, par value $.001 per share, of Jupiter ("Jupiter Common Stock") held by such stockholder, 0.946 share of Media Metrix Common Stock, with cash being paid, without interest, in lieu of any fractional share. This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.



     With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.



     In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and its subsidiaries, such certificates of public officials, officers or other representatives of the Company and its subsidiaries, and other persons, and such other documents, and (iii) reviewed such information from officers and representatives of the Company and others, as we have deemed necessary or appropriate for the purposes of this opinion.



     In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on original or certified copies, and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assumed the accuracy of or compliance with, representations and warranties contained in the documents relevant hereto and certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company, and other persons.



     To the extent it may be relevant to the opinion expressed herein, we have assumed that the parties to the documents other than the Company have the power and authority to enter into and perform such documents and to consummate the transactions contemplated thereby, that the documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, such parties enforceable against such parties in accordance with their terms, and that such parties will comply with all of their obligations under the documents and all laws applicable thereto.



     Based upon the foregoing, assuming that the Jupiter Common Stock is validly issued, fully paid and nonassessable, and subject to the limitations, qualifications and assumptions set forth herein, it is our opinion that, if the Media Metrix Common Stock is issued and delivered as described in the Registration Statement and in accordance with the Merger Agreement upon satisfaction of the conditions to closing set forth therein,

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at the time of such issuance such shares of Media Metrix Common Stock will be validly issued, fully paid and nonassessable.



     The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (the "GCLD") and applicable provisions of the Delaware Constitution, in each case, as currently in effect, and reported judicial decisions interpreting the GCLD and the Delaware Constitution.



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the captions "The Merger -- Legal Matters" in the Joint Proxy Statement/ Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.



                                      FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                                      By:        /s/ ROBERT SCHWENKEL

                                         ---------------------------------------

                                                    Robert Schwenkel